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                                                                 Exhibit 3.1


                                 CERTIFICATE OF
                                AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              EB2B COMMERCE, INC.

To: The Department of the Treasury
    State of New Jersey

    Pursuant to the provisions of Section 14: 7-2(2) of the New Jersey Business Corporation Act, the undersigned corporation, for the purpose of amending its Certificate of Incorporation, hereby certifies as follows:

    (a) The name of the 'Corporation' is eB2B Commerce, Inc.

    (b) Article Sixth of the Corporation's Certificate of Incorporation is hereby amended by adding, as Exhibit C to such Article Sixth, the terms of Series C Convertible Preferred Stock set forth in the resolution duly adopted by the Corporation's Board of Directors which is attached hereto as Exhibit A and made part hereof.

    (c) The resolution was adopted by the Board of Directors at a special meeting of the Board of Directors on April 9, 2001.

    (d) The Certificate of Incorporation is amended so that the designation and number of shares of each class and series acted upon in the resolution, and the relative rights, preferences and limitations of each such class and series, are stated in the resolution.

    IN TESTIMONY WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be executed by a duly authorized officer as of the 28th day of September 2001.

                                          EB2B COMMERCE, INC.

                                          By: Richard S. Cohan
                                             .........................
                                             Richard S. Cohan
                                             Chief Executive Officer and
                                             President



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                                   EXHIBIT A

                                    TERMS OF
                      SERIES C CONVERTIBLE PREFERRED STOCK
                                       OF
                              EB2B COMMERCE, INC.

    RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the 'Board of Directors' or the 'Board') in accordance with the provisions of its Certificate of Incorporation, as amended, the Board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $.0001 per share (the 'Preferred Stock'), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

                                     EXHIBIT C

                       Series C: Convertible Preferred Stock:

    1. Number of Shares and Designations, 1,750,000 (One Million Seven Hundred Fifty Thousand) shares of the preferred stock at an issuance price of $10.00 per share (the 'Original Purchase Price') of the Company are hereby constituted as a series of preferred stock of the Company designated as Series C Convertible Preferred Stock (the 'Series C Preferred Stock').

    2. Dividend Provisions. Subject to the rights of any other series of Preferred Stock that may from time to time come into existence, the holders of shares of Series C Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, ratably with any declaration or payment of any dividend with holders of the Common Stock of the Company, when, as and if declared by the Board of Directors, based on the number of shares of Common Stock into which each share of Series C Convertible Preferred Stock is then convertible.

    3. Rank. The Series C Preferred Stock shall rank: (i) junior to any other class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to the Series C Preferred Stock (the 'Senior Securities'); (ii) prior to all of the Company's common stock, $.0001 par value per share (the 'Common Stock'), the Company's Series B Convertible Preferred Stock (the 'Series B Preferred Stock'), and any class or series of capital stock of the Company hereafter created not specifically ranking by its terms senior to or on parity with the Series C Preferred Stock (collectively, with the Common Stock and the Series B Preferred Stock, 'Junior Securities'); and (iii) on parity with any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Series C Preferred Stock (the 'Parity



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Securities'), in each case as to the distribution of assets upon liquidation, dissolution or winding up of the Company.

    4. Liquidation Preference.

        (a) Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary ('Liquidation'), the holders of record of the shares of the Series C Preferred Stock shall be entitled to receive, immediately after any distributions to Senior Securities required by the Company's Certificate of Incorporation and any certificate(s) of designation, powers, preferences and rights, and before and in preference to any distribution or payment of assets of the Company or the proceeds thereof may be made or set apart for the holders of Junior Securities, an amount in cash equal to (i) $13.33 per share (subject to adjustment in the event of stock splits, combinations or similar events), representing the Original Purchase Price plus a 33% premium (the 'Liquidation Preference Amount'), and (ii) any declared but unpaid dividends. If, upon such Liquidation, the assets of the Company available for distribution to the holders of Series C Preferred Stock and any Parity Securities shall be insufficient to permit payment in full to the holders of the Series C Preferred Stock and Parity Securities, then the entire assets and funds of the Company legally available for distribution to such holders and the holders of the Parity Securities then outstanding shall be distributed ratably among the holders of the Series C Preferred Stock and Parity Securities based upon the proportion the total amount distributable on each share upon Liquidation bears to the aggregate amount available for distribution on all shares of the Series C Preferred Stock and of such Parity Securities, if any.

        (b) For purposes of this Section 4, a merger or consolidation of the Company where the stockholders of the Company own, on a fully-diluted basis, less than a majority of the equity securities of the merged or combined entity, a sale of all or substantially all of the assets of the Company, or an acquisition of 50% or more of the shares of the Company's voting capital stock shall be considered a Liquidation except in the event that in such a transaction, the holders of the Series C Preferred Stock receive securities of the surviving corporation having substantially similar rights as the Series C Preferred Stock. Notwithstanding Section 7 hereof, such provision may be waived in writing by a majority of the holders of the then outstanding Series C Preferred Stock.

    5. Redemption. The Series C Preferred Stock is not redeemable except as set forth in Section 6(c) hereof.

    6. Conversion. The holders of the Series C Preferred Stock shall be convertible into Common Stock as follows:

        (a) Voluntary Conversion. Subject to the provisions of Section 6(c) below, each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after issuance at the office of the Company or any transfer agent for such stock, or if there is none, then at the office of the transfer agent for the Common Stock, or if there is no such transfer agent, at the principal executive office of the Company, into that number of fully paid and non-assessable shares of Common Stock



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of the Company equal to the Original Purchase Price divided by the conversion price in effect at the time of conversion (the 'Conversion Price'), determined as hereinafter provided. The Conversion Price shall initially he $0.50, but shall be subject to adjustment as set forth in Section 6(e). The number of shares of Common Stock into which each share of Preferred Stock is convertible is hereinafter collectively referred to as the 'Conversion Rate.' The shares of Common Stock to be issued upon such conversion are herein referred to as the 'Conversion Shares' For purposes of this Section 6(a), such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

        (b) Automatic Conversion.

            (i) Automatic Conversion Upon Qualified Public Offering. In the event the Company completes a public offering of its Common Stock or securities convertible into its Common Stock resulting in gross proceeds of not less than $25,000,000 at a per share price or having a conversion price per share in excess of 400% of the then Conversion Price, each share of Series C Preferred Stock then outstanding shall, by virtue of such conditions and without any action on the part of the holder thereof, be deemed automatically converted into that number of shares of Common Stock into which the Series C Preferred Stock would then be converted at the then elective Conversion Rate; provided that (A) the Common Stock is then trading on the Nasdaq SmallCap, Nasdaq National Market or a national securities exchange, (B) either (x) a registration statement covering the Conversion Shares has been declared effective by the Securities and Exchange Commission (the 'SEC') and remains effective or (y) Rule 144(k) is available for resale of the Conversion Shares; and (C) the Conversion Shares arc not subject to more than a six-month lock-up agreement by the Company or its underwriter.

            (ii) Automatic Conversion by the Company. The Company shall have the right, at its sole discretion, to convert the outstanding shares of Series C Preferred Stock, together with accrued but unpaid dividends, into Common Stock at the Conversion Price if (i) the closing bid price per share of the Company's Common Stock equals or exceeds 200% of the then Conversion Price for twenty (20) consecutive trading days ending within five days of each notice to the holders of conversion pursuant to this Section 6 (the '20-day trailing period'); (ii) the Common Stock is then trading on the Nasdaq SmallCap, the Nasdaq National Market or a national securities exchange; and (iii) either a registration statement covering the resale of the Conversion Shares has been declared effective by the SEC and remains effective or at least two years has elapsed since issuance date of the Series C Preferred Stock and the Conversion
Shares are not subject to any contractual restrictions on transferability required by the Company or its underwriter or agent; provided, however, that the aggregate number of shares that may be converted by the Company during any thirty (30) day period shall not exceed the amount that would convert into the number of Conversion Shares equal to ten (10) times the average trading volume of the Common Stock during the 20-day trailing period.



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        (c) Conversion Limitation.

            (i) In order to comply with rules of the Nasdaq Stock Market relating to shareholder approval of a transaction by an issuer other than in a public offering, the Series C Preferred Stock is not convertible into the number of shares of Common Stock that, in the aggregate, would result in the issuance of more than 19.9% of the shares of Common Stock outstanding immediately prior to the Bridge Financing (as defined herein) (the 'Conversion Limitation') until such time as the Company receives shareholder approval of the transaction (the 'Approval'). The Company agrees to seek the Approval at its next special or annual meeting of shareholders, which meeting shall occur no later than October 31, 2001. In the case of any conversion into a number of shares equal to or less than the Conversion Limitation, the conversion shall be applied on a pro rata basis among the registered holders of the Series C Preferred Stock.

            (ii) If the Company shall fail to hold an annual or special meeting of shareholders on or before October 31, 2001 or to obtain at such meeting the Approval contemplated in Section 6(c)(i), then Commonwealth Associates, L. P. ('Commonwealth') and a committee to be designated by Commonwealth whose members hold in the aggregate not less than 50% of the shares of Series C Preferred Stack, may, by delivery of written notice to the Company, elect to cause the Company to redeem all of the Series C Preferred Stock at a price per share equal to 115% of the Original Purchase Price plus accrued interest, if any. Such amount shall be payable, at the option of the Company, in cash or in shares of Common Stock at the then current market price; provided, that (i) a registration statement covering the Conversion Shares filed under the Securities Act has been declared effective and remains effective or at least two years elapsed since the issuance of the Series C Preferred Stock and (ii) no lock-up agreement with the Company or its underwriter or agent would prohibit the sale or transfer of the Conversion Shares.

        (d) Mechanics of Conversion.

            (i) Voluntary Conversion. Before any holder of Series C Preferred Stock shall be entitled to convert the same into shares of Common Stock pursuant to the provisions of Section 6(a) hereof, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series C Preferred Stock, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to such holder of Series C Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business an the date of such surrender of the shares of Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.



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            (ii) Automatic Conversion. In the event of a conversion pursuant to the provisions of Section 6(b)(i) hereof, or if the Company determines to force conversion of the shares pursuant to the provisions of Section 6(b)(ii) hereof, the Company shall deliver to each such holder at its address appearing on the records of the Company a written notice of the imminent conversion of the shares (the 'Conversion Notice'), requesting surrender of the holder's certificate or certificates therefor for cancellation and written instructions regarding the registration and delivery of a certificate for the Conversion Shares. In the event the holder receives a Conversion Notice, the holder shall be required to surrender such certificate or certificates for the shares for cancellation within five business days of the Conversion Notice (the 'Conversion Date'), but the failure of the holder so to surrender the certificates shall not affect the conversion of the shares into Conversion Shares, provided that if the certificate or certificates are not surrendered, an affidavit of lost certificate(s) shall be provided. No holder of the shares shall be entitled upon conversion of such shares to have the Conversion Shares registered in the name of another person or entity without first complying with all applicable restrictions on the transfer of the shares. In the event the holder does not provide the Company with written instructions regarding the registration and delivery of certificates for the Conversion Shares, the Company shall issue such shares in the name of the holder and shall forward such certificates to the holder at its address appearing on the records of the Company. The person entitled to receive the Conversion Shares shall be deemed to have become the holder of record of such Shares at the close of business on the Conversion Date and the person entitled to receive a share certificate for the Conversion Shares shall be regarded for all corporate purposes after the Conversion Date as the record holder of the number of Conversion Shares to which it is entitled upon the conversion. The Company may rely on record ownership of the shares for all corporate purposes, notwithstanding any contrary notice. After the Conversion Date, the certificates shall, until surrendered to the Company, represent the right to receive the Conversion Shares through, but excluding the Conversion Date.

        (e) Conversion Price Adjustments. The Conversion Price of the Series C Preferred Stock shall be subject to adjustment from time to time as set forth below.

            (i) In case the Company shall hereafter (a) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (b) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (c) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the time of such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price by a fraction, the denominator of which shall be the number of shares of Common
Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur;

            (ii) Subject to the provisions of Subsection (x) below, in case the Company shall fix a record date for the issuance of rights or warrants to all holders of




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its Common Stock entitling them to subscribe for or purchase shares of Common
Stock (or securities convertible into Common Stock) at a price (the 'Subscription Price') (or having a conversion price per share) less than the current market price on such record date or less than the Conversion Price on such record date, the Conversion Price shall be adjusted so that the same shall equal the lower of (i) the price determined by multiplying the Conversion Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding on the record date mentioned below and (y) the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and the denominator of which shall be the sum of
(x) the number of shares of Common Stock outstanding on such record date and (y) the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible) and (ii) in the event the Subscription Price is equal to or higher than the current market price but is less than the Conversion Price, the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the sum of the (x) number of shares outstanding on the record date mentioned below and (y) the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at the Conversion Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding on the record date mentioned below and (y) the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then he in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered;

            (iii) In case the Company shall hereafter distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (i) above) or subscription rights or warrants (excluding those referred to in Subsection (ii) above), then in each such case the Conversion Price in effect thereafter shall be determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be (x) the total number of shares of Common
Stock outstanding multiplied by the current market price per share of Common Stock, less (y) the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding



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multiplied by such current market price per share of Common Stock. Such adjustment shall be effective at the time any such distribution is made;

            (iv) Subject to the provisions of Subsection (x) below, in case the Company shall hereafter issue shares of its Common Stock (excluding shares issued (a) in any of the transactions described in Subsection (i) above, (b) upon exercise of options granted to the Company's officers, directors, employees and consultants under a plan or plans adopted by the Company's Board of Directors and approved by its shareholders, if such shares would otherwise be included in this Subsection (iv) (but only to the extent that the aggregate number of shares excluded hereby and issued after the date hereof shall not exceed 5% of the Company's Common Stock outstanding, on a fully diluted basis, at the time of any issuance unless such excess issuances are approved by the independent (i.e., non-employee) members of the Company's Board of Directors),
(c) upon exercise of options, rights, warrants, convertible securities and convertible debentures outstanding as of the date of the filing of this Designation by the New Jersey Secretary of State, issued in transactions described in Subsection (ii) above or upon issuance of, subsequent exercise or conversion of, or payment of in-kind interest or dividends on, any securities issued to investors or placement agents (the 'Agents') and/or their designees in connection with the bridge financing (the 'Bridge Financing') in. connection with which the Designation was filed or upon conversion or exercise of such securities, (d) to shareholders of any corporation which merges into the Company in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger, (e) issued in a private placement where the Offering Price (as defined below) is at least 85% of the current market price,
(f) issued in a bona fide public offering pursuant to a firm commitment underwriting, or (g) issued in connection with an acquisition of a business or technology which has been approved by the Company's Board of Directors but only if no adjustment is required pursuant to any other specific subsection of this
Section 6 with respect to the transaction giving rise to such rights) for a consideration per share (the 'Offering Price') less than the current market price or less than the Conversion Price, the Conversion Price shall be adjusted immediately thereafter so that it shall equal the lower of (i) the price determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and (y) the number of shares of Common Stock which the aggregate consideration received for the issuance of such additional shares would purchase at such current market price per share of Common Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares or (ii) in the event the Offering Price is equal to or higher than the current market price per share but less than the Conversion Price, the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and (y) the number of shares of Common Stock which the aggregate consideration received (determined as provided in Subsection (h) below) for the issuance of such additional shares would purchase at the Conversion Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such



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additional shares. Such adjustment shall be made successively whenever such an issuance is made;

            (v) Subject to the provisions of Subsection (x) below, in case the Company shall hereafter issue any securities convertible into or exercisable or exchangeable for its Common Stock (excluding securities issued in transactions described in Subsections (ii), (iii) and (iv)(a) through (g) above) for a consideration per share of Common Stock (the 'Exchange Price') initially deliverable upon conversion, exercise or exchange of such securities (determined as provided in Subsection (vii) below) less than the current market price or less than the Conversion Price, the Conversion Price shall be adjusted immediately thereafter so that it shall equal the lower of (i) the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and (y) the number of shares of Common Stock which the aggregate consideration paid for such securities (or the aggregate exercise price if such convertible securities are options or warrants) would purchase at such current market price per share of Common Stock, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance and (y) the maximum number of shares of Common Stock of the Company deliverable upon conversion, exercise or exchange of such securities at the initial Exchange Price or (ii) in the event the Exchange Price is equal to or higher than the current market price per share but less than the Conversion Price, the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the sum of (x) the number of shares outstanding immediately prior to the issuance of such securities and (y) the number of shares of Stock which the aggregate consideration received (determined as provided in Subsection (h) below) for such securities would purchase at the Conversion Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and (y) the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made;

            (vi) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Section 6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder;

            (vii) For purposes of any computation respecting consideration received pursuant to Subsections (iv) and (v) above, the following shall apply:

                (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses



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incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

                (3) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this Subsection (vii)).

            (viii) For the purpose of any computation under Subsections (ii),
(iii), (iv) and (v) above or Section 6(c), the current market price per share of Common Stock at any date shall be deemed to be the higher of (x) the average of the prices for 30 consecutive business days before such date or (y) the average of the prices for the five business days immediately preceding such date determined as follows:

                (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on such business day or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or market;

                (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, but is traded on the Nasdaq SmallCap Market, the current market value shall be the closing price for such day on such market and if the Common Stock is not so traded, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. for such business day; or

                (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to such business day, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

            (ix) All calculations under this Section 6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 6 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Conversion Price, in addition to those



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required by this Section 6, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock (including the Notes and the Warrants);

            (x) Notwithstanding the provisions of this Section 6, in the event that the Company shall at any time prior to the first anniversary of the initial closing of the Bridge Financing issue securities under Subsections (ii), (iv) or
(v) (but subject to the exemptions specified therein and subject to a de minimus exception of an aggregate of 50,000 shares of Common Stock issued or underlying the securities) having an Offering Price, Subscription Price or conversion price less than the Conversion Price (whether initially or due to provisions in such securities requiring price reductions as a result of anti-dilution adjustments, the passage of time, 'discount to market' or similar provisions), then the Conversion Price shall be immediately reset to equal such lower Offering Price, Subscription Price or conversion price;

            (xi) No adjustment under Subsections (ii), (iii), (iv) and (v) shall be required for issuances below the current market price if (a) the current market price is at least 200% of the Conversion Price then in effect and (b) either a registration statement covering the shares of Common Stock issuable upon such conversion is in effect and remains in effect for the 90 days after such issuance, or Rule 144(k) under the Securities Act of 1933, as amended (the 'Act') is available for resale of all of such conversion shares;

            (xii) In the event that at any time, as a result of an adjustment made pursuant to Subsection (i) above, the holder thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon conversion of this Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (i) to (xi), inclusive above; or

            (xiii) In case of any reclassification or capital reorganization, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the holders of the Series C Preferred Stock shall have the right thereafter upon conversion of the Series C Preferred Stock in accordance with the provisions of this Section 6, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification or capital reorganization by a holder of the number of shares of Common Stock which might have been received upon conversion of the Series C Preferred Stock immediately prior to such reclassification. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for herein. The above provisions of this Section shall similarly apply to successive reorganizations and reclassifications.

    (f) Reservation of Shares. The Company shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock or out of shares of Common Stock held in its treasury, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of the Series C Preferred Stock from time to time outstanding.

    (g) Fractional Shares.

            (i) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Series C Preferred Stock. In lieu of any fractional shares to which a holder would otherwise be entitled, the Company shall pay cash, equal to such fraction multiplied by the closing price (determined as provided in Subsection (ii) of this Section 6(f) of the Common Stock on the day of conversion.

            (ii) For the purposes of any computation under Subsection 6(g)(i), the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive business days prior to the day in question. The closing price for each day shall be the last sales price regular way or in case no sale takes place on such day, the average of the closing high bid and low asked prices regular way, in either case
(a) as officially quoted by the Nasdaq SmallCap Market or the Nasdaq National Market or such other market on which the Common Stock is then listed for trading, or (b) if, in the reasonable judgment of the Board of Directors of the Company, the Nasdaq SmallCap Market or the Nasdaq National Market is no longer the principal United States market for the Common Stock, then as quoted on the principal United Stales market for the Common Stock, as determined by the Board of Directors of the Company, or (c) if, in the reasonable judgment of the Board of Directors of the Company, there exists no principal United States market for the Common Stock, then as reasonably determined by the Board of Directors of the Company.

            (h) Taxes, Etc. The Company will pay any taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of the Series C Preferred Stock, However, the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock upon conversion in a name other than that in which the shares of the Series C Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

            (i) Assurances. The Company will not, by amendment of its Articles of Incorporation, as amended, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series C Preferred Stock against impairment.

            (j) Reissuance. No shares of Series C Preferred Stock which have been converted to Common Stock shall be reissued by the Company, provided, however, that any such share, upon being converted and canceled, shall be restored to the status of an authorized but unissued share of preferred stock without designation as to series, rights or preferences and may thereafter be issued as a share of preferred stock not designated as Series C Preferred Stock.

    7. Voting Rights.

        (a) In addition to any other rights provided for herein or by law, the holders of Series C Preferred Stock shall be entitled to vote, together with the holders of Common Stock as one class, on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such Common Stock holder. In any such vote each share of Series C Preferred Stock shall entitle the holder thereof to the number of votes per share that equals the number of whole shares of Common Stock into which each such share of Series C Preferred Stock is then convertible, calculated to the nearest whole share.

        (b) So long as 20% of the shares of the Series C Preferred Stock remain outstanding, the consent of the holders of not less than one-half of the then outstanding Series C Preferred Stock, voting as one class, either expressed in writing or at a meeting called for that purpose, shall be necessary to permit, effect or validate the creation and issuance of any series of preferred stock or other equity security of the Company which is senior as to liquidation and/or dividend rights to the Series C Preferred Stock.

        (c) So long as 20% of the shares of the Series C Preferred Stock remain outstanding, the consent of not less than one-half of the holders of the then outstanding Series C Preferred Stock, voting as one class, either expressed in writing or at a meeting called for that purpose, shall be necessary to repeal, amend or otherwise change this Designation or the Articles of Incorporation of the Company, as amended, in a manner which would alter or change the powers, preferences, rights privileges, restrictions and conditions of the Series C Preferred Stock so as to adversely affect the Series C Preferred Stock.

        (d) Each share of the Series C Preferred Stock shall entitle the holder thereof to one vote on all matters to be voted on by the holders of the Series C Preferred Stock, other than as set forth in Section 7(a).

        (e) In the event that the holders of the Series C Preferred Stock are required to vote as a class on any other matter, the affirmative vote of holders of not less than fifty percent (50%) of the outstanding shares of Series C Preferred Stock shall be required to approve each such matter to be voted upon, and if any matter is approved by such requisite percentage of holders of Series C Preferred Stock, such matter shall bind all holders of Series C Preferred Stock.

    8. Status of Converted Stock. In the event any shares of Series C Preferred Stock shall be converted pursuant to Section 6 hereof, the shares so converted shall be cancelled and shall not be issuable by the Company. The Articles of Incorporation of the Company, as amended, may be appropriately amended from time to time to effect the corresponding reduction in the Company's authorized capital stock.

    9. Negative Covenants.

        (a) Transactions with Affiliates. The Company will not, without the prior consent of holders of not less than fifty percent (50%) of the outstanding shares of Series C Preferred Stock, enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, the purchase or sale of any security, the borrowing or lending of any money, or the rendering of any service, with any person or entity affiliated with the Company (including officers, directors and shareholders owning 3% or more of the Company's outstanding capital stock), except upon terms not less favorable than would be obtained in a comparable arms-length transaction with any other person or entity not affiliated with the Company except (a) transactions valued at less than $25,000 entered into in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms not less favorable than would be obtained in a comparable arms-length transaction with any other person or entity not affiliated with the Company, (b) transactions with the Agents or (c) transactions approved by the majority of the independent members of the Board of Directors;

        (b) Incurrence of Debt. The Company will not create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness for borrowed money that is senior in right of payment to the Series C Preferred Stock or if such indebtedness would render the Company unable to pay its debts as they become due; provided, however, that the Company may incur senior debt in an amount not to exceed two times the preceding 12 months' EBITDA.

    10. Put Option.

        (a) At any time after April 16, 2004, each holder of the Series C Preferred Stock may, at any time or from time to time, cause the Company to repurchase any or all of its shares of Series C Preferred stock outstanding (each date being set for repurchase being referred to herein as a 'Put Date') at a price equal to the Liquidation Preference Amount payable, at the option of the Company, in cash or in shares of Common Stock (so long as the Company has a sufficient number of authorized shares of Common Stock) (the 'Put Price'). For purposes of this Section 10, the shares of Common Stock to be delivered in payment of the Put Price (the 'Put Shares') shall be deemed to have a value equal to the average of the closing bid or sales prices, as applicable, for the ten consecutive trading days preceding the Put Date.

        (b) Notice and Repurchase. Each holder seeking to cause the Company to repurchase shares of Series C Preferred Stock (a 'Requesting Holder') shall deliver to the Company a written notice (a 'Put Notice') setting forth the number of shares of Series C Preferred Stock to be repurchased from such Requesting Holder. The Company shall deliver to the Requesting Holder the Put Price within thirty (30) days after receipt of the Put Notice. The date the Put Price is received by the Requesting Holder is referred to herein as the 'Payment Date'.

        (e) Deliveries of Certificates for Cancellation. Prior to the Payment Date, the Requesting Holder shall surrender to the Company the certificate or certificates representing such shares of Series C Preferred Stock to be repurchased, duly endorsed, to the principal executive office of the Company or any transfer agent for the Series C Preferred Stock, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are repurchased, a new certificate shall be issued representing the balance of the shares.

        (d) Cessation of Dividend Accrual. After the Payment Date, notwithstanding that certificates evidencing any of the shares of Series C Preferred Stock so elected to be repurchased shall not have been surrendered, all rights with respect to the repurchased shares of Series C Preferred Stock shall forthwith after the Payment Date terminate. If the Company shall default in the payment of the Put Price, then, with respect to all shares of Series C Preferred Stock for which the Put Price shall not have been paid, all rights shall remain in effect with respect to such shares until the Company shall pay the Put Price on all such shares.

        (e) Compliance. The Company shall comply with all securities laws and regulations, to the extent such laws and relations are applicable, in connection with any repurchase pursuant to this Section 10.

        (f) Registration of Put Shares. The Company agrees to promptly register for resale under the Securities Act any Put Shares which are not eligible for immediate resale pursuant to Rule 144(k).

    11. Miscellaneous.

        (a) There is no sinking fund with respect to the Series C Preferred
Stock.

        (b) The shares of the Series C Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Designation and in the Articles of Incorporation of the Company, as amended.

        (c) The holders of the Series C Preferred Stock shall be entitled to receive all communications sent by the Company to the holders of the Common Stock.

    IN WITNESS WHEREOF, eB2B Commerce, Inc. has caused this Certificate of Amendment to be executed this 28th day of September, 2001.

                                          eB2B COMMERCE, INC.

                                          By: Richard S. Cohan
                                             ................................
                                              Name:
                                              Title:

Attest:

By:  illegible
  ..........................
Name:
Title:

                                 CERTIFICATE OF
                                AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              EB2B COMMERCE, INC.

    To: The Department of the Treasury
        State of New Jersey

    Pursuant to the provisions of Section 14A: 7-2(2) of the New Jersey Business Corporation Act, the undersigned corporation, for the purpose of amending its Certificate of Incorporation, hereby certifies as follows:

    (a) The name of the 'Corporation' is eB2B Commerce, Inc.

    (b) Article Sixth of the Corporation's Certificate of Incorporation is hereby amended by adding, as Exhibit D to such Article Sixth, the terms of Series D Convertible Preferred Stock set forth in the resolution duly adopted by the Corporation's Board of Directors which is attached hereto as Exhibit A and made part hereof.

    (c) The resolution was adopted by the Board of Directors at a special meeting of the Board of Directors on December 19, 2001.

    (d) The Certificate of Incorporation is amended so that the designation and number of shares of each class and series acted upon in the resolution, and the relative rights, preferences and limitations of each such class and series, are stated in the resolution.

    IN TESTIMONY WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be executed by a duly authorized officer as of the 2nd day of January 2002.

                                     EB2B COMMERCE, INC.

                                     By: Richard S. Cohan
                                        ..............................
                                        Richard S. Cohan
                                        Chief Executive Officer and President

                                   EXHIBIT A

                                    TERMS OF
                      SERIES D CONVERTIBLE PREFERRED STOCK
                                       OF
                              EB2B COMMERCE, INC.

    RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the 'Board of Directors' or the 'Board') in accordance with the provisions of its Certificate of Incorporation, as amended (the 'Certificate of Incorporation'), the Board of Directors hereby authorizes a series of the Corporation's previously authorized preferred stock, par value $.0001 per share (the 'Preferred Stock', and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

                                     EXHIBIT D

                       Series D Convertible Preferred Stock:

    1. Number of Shares and Designations. Ninety-Five Thousand (95,000) shares of the Preferred Stock at an issuance price of $10.00 per share (the 'Original Purchase Price') of the Company are hereby constituted as a series of Preferred Stock of the Company designated as Series D Convertible Preferred Stock (the 'Series D Preferred Stock').

    2. Dividend Provisions.

    (a) Subject to the rights of any other series of Preferred Stock that may from time to time come into existence, the holders of shares of Series D Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, ratably with any declaration or payment of any dividend with holders of the Common Stock of the Company, when, as and if declared by the Board of Directors, based on the number of shares of Common Stock into which each share of Series D Preferred Stock is then convertible.

    (b) The dividend rate on the Series D Preferred Stock shall be $1.20 per share per annum. Such dividends shall be cumulative on each share of Series D Preferred Stock from the date of issuance.

    3. Rank. The Series D Preferred Stock shall rank: (i) junior to each of the Company's Series B Convertible Preferred Stock, par value $.0001 per share (the 'Series B Preferred Stock'), and Series C Convertible Preferred Stock, par value $.0001 per share (the 'Series C Preferred Stock'), and any other class or series of capital stock of the

Company hereafter created specifically ranking by its terms senior to the Series D Preferred Stock (collectively, with the Series B Preferred Stock and Series C Preferred Stock, the 'Senior Securities'); (ii) prior to all of the Company's Common Stock, par value $,0001 per share (the 'Common Stock'), and any class or series of capital stock of the Company hereafter created not specifically ranking by its terms senior to or on parity with the Series D Preferred Stock (collectively, with the Common Stock, the 'Junior Securities'); and (iii) on parity with any class or series of capital stock of the Company hereafter created specifically ranking by its terms on parity with the Series D Preferred Stock (the 'Parity Securities'), in each case as to the distribution of assets upon liquidation, dissolution or winding up of the Company.

    4. Liquidation Preference; Sale of Company

    (a) Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary ('Liquidation'), the holders of record of the shares of the Series D Preferred Stock shall be entitled to receive, immediately after any distributions to Senior Securities required by the Company's Certificate of Incorporation and any certificate(s) of designation, powers, preferences and rights, and before and in preference to any distribution or payment of assets of the Company or the proceeds thereof may be made or set apart for the holders of Junior Securities, an amount in cash equal to (i) $10.00 per share, representing the Original Purchase Price (the 'Liquidation Preference Amount'), (ii) the dividend described in Section 2(a) whether declared or not and (iii) any other declared but unpaid dividends. If, upon such Liquidation, the assets of the Company available for distribution to the holders of Series D Preferred Stock and any Parity Securities shall be insufficient to permit payment in full to the holders of the Series D Preferred Stock and Parity Securities, then the entire assets and funds of the Company legally available for distribution to such holders and the holders of the Parity Securities then outstanding shall be distributed ratably among the holders of the Series D Preferred Stock and Parity Securities based upon the proportion the total amount distributable on each share upon Liquidation bears to the aggregate amount available for distribution on all shares of the Series D Preferred Stock and of such Parity Securities, if any.

    (b) Upon the occurrence of a merger or consolidation of the Company where the stockholders of the Company own, on a fully diluted basis, less than a majority of the equity securities of the merged or combined entity, a sale of all or substantially all of the assets of the Company, or an acquisition of 50% or more of the Company's voting capital stock, the holders of the Series D Preferred Stock shall share in the proceeds of any such transaction, pro rata, with all holders of the Company's Common Stock, calculated on 'as converted' basis.

    5. Redemption. If by November 30, 2002 (the 'Redemption Date'), the Company does not obtain the Approval (as hereinafter defined in Section 6(a) below), each share of Series D Preferred Stock shall be redeemable, at the option of the holder thereof, for $10.00 per share in cash, plus all accrued and unpaid dividends from the date of issuance through the Redemption Date (the 'Redemption Amount'). In the event of such a redemption, the holders shall be required to surrender such certificate or certificates for the shares for cancellation within 30 days of the Redemption Date in order to receive the Redemption Amount; however, failure of the holder to so surrender the certificate(s) shall not affect the redemption of the shares, provided an affidavit of lost certificate(s) shall be presented to the Company.

    6. Conversion. The Series D Preferred Stock shall be convertible into Common Stock only as follows.

    (a) Automatic Conversion. Upon stockholder approval of the acquisition of Bac-Tech Systems, Inc. and/or the issuance of shares of Series D Preferred Stock in connection therewith (the 'Approval'), each share of Series D Preferred Stock outstanding shall, inclusive of any dividend accrued on such share, without any action on the part of the holder thereof, be deemed automatically converted into
52.631578 shares of fully paid and non-assessable shares of Common Stock of the Company, subject to adjustment as provided below. The Company agrees to seek such Approval at its next annual or special meeting of stockholder. The number of shares of Common stock into which each share of Series D Preferred Stock is convertible is hereinafter referred to as the 'Conversion Rate.' The shares of Common Stock to be issued upon such conversion are hereinafter referred to as the 'Conversion Shares.'

    (b) Mechanics of Conversion. Upon receiving Approval pursuant to the provisions of Section 6(a), the Company shall deliver to each such holder at its address appearing on the records of the Company a written notice of the conversion of the shares (the 'Conversion Notice') requesting surrender of the holder's certificate or certificates therefor for cancellation and written instructions regarding the registration and delivery of a certificate for the Conversion Shares. In the event the holder receives a Conversion Notice, the holder shall be required to surrender such certificate or certificates for the shares for cancellation within five business days of the Conversion Notice (the 'Conversion Date') but the failure of the holder to so surrender the certificates shall not affect the conversion of the shares into Conversion Shares, provided that if the certificate or certificates are not surrendered, an affidavit of lost certificate(s) shall be provided. No holder of the shares shall be entitled upon conversion of such shares to have the Conversion Shares registered in the name of another person or entity without first complying with all applicable restrictions on the transfer of the shares. In the event the holder does not provide the Company with written instructions regarding the registration and delivery of certificates for the Conversion Shares, the Company shall issue such shares in the name of the holder and shall forward such certificates to the holder at its address appearing on the records of the Company. The person entitled to receive the Conversion Shares shall be deemed to have become the holder of record of such shares at the close of business on the Conversion Date and the person entitled to receive a share certificate for the Conversion Shares shall be regarded for all corporate purposes after the Conversion Date as the record holder of the number of Conversion Shares to which it is entitled upon the conversion. The Company may rely on record ownership of the shares for all corporate purposes, notwithstanding any contrary notice. After the Conversion Date, the certificates shall, until surrendered to the Company, represent the right to receive the Conversion Shares through, but excluding, the Conversion Date.

    (c) Conversion Rate Adjustments. The Conversion Rate of the Series D Preferred Stock shall be subject to adjustment from time to time, In case the Company, shall hereafter (a) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (b) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (c) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate shall be adjusted so that it shall equal the rate determined by multiplying the Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

    (d) Reservation of Shares. The Company shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock or out of shares of Common Stock held in its treasury, solely for the purpose of effecting the conversion of the shares of the Series D Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all shares of the Series D Preferred Stock from time to time outstanding.

    (e) Fractional Shares.

        (i) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Series D Preferred Stock. In lieu of any fractional shares to which a holder would otherwise be entitled, the Company shall pay cash, equal to such fraction multiplied by the closing price (determined as provided in Subsection (ii) of this Section 6(e)) of the Common Stock on the day of conversion.

        (ii) For the purposes of any computation under Subsection 6(e)(i), the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive business days prior to the day in question. The closing price for each day shall be the last sales price regular way or in case no sale takes place on such day, the average of the closing high bid and low asked prices regular way, in either case (a) as officially quoted by the Nasdaq SmallCap Market or the Nasdaq National Market or such other market on which the Common Stock is then listed for trading, or (b) if, in the reasonable judgment of the Board of Directors of the Company, the Nasdaq SmallCap Market or the Nasdaq National Market is no longer the principal United States market for the Common Stock, then as quoted on the principal United States market for the Common Stock, as determined by the Board of Directors of the Company, or (c) if, in the reasonable judgment of the Board of Directors of the Company, there exists no principal United States market for the Common Stock, then as reasonably determined by the Board of Directors of the Company.

    (f) Taxes, Etc. The Company will pay any taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of the Series D Preferred Stock. However, the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock upon conversion in a name other than that in which the shares of the Series D Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

(g) Assurances. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series D Preferred Stock against impairment.

(h) Reissuance. No shares of Series D Preferred Stock which have been converted to Common Stock shall be reissued by the Company, provided, however, that any such share, upon being converted and canceled, shah be restored to the status of an authorized but unissued share of Preferred Stock without designation as to series, rights or preferences and may thereafter be issued as a share of Preferred Stock not designated as Series D Preferred Stock.

7. Status of Converted Stock. In the event any shares of Series D Preferred Stock shall be converted pursuant to Section 6 hereof the shares so converted shall be cancelled and shall not be issuable by the Company. The Certificate of Incorporation may be appropriately amended from time to time to effect the corresponding reduction in the Company's authorized capital stock.

8. Miscellaneous.

(a) There is no sinking fund with respect to the Series D Preferred Stock.

(b) The shares of the Series D Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Certificate of Amendment to the Certificate of Incorporation.

    IN WITNESS WHEREOF, eB2B Commerce, Inc. has caused this Certificate of Amendment to be executed this 2nd day of January, 2002.

                                          eB2B COMMERCE, INC.

                                          By: Richard S. Cohan
                                              ..........................
                                              Name: Richard S. Cohan
                                              Title: CEO

Attest:

By: Margery L. Flax
    ................
Name: Margery L. Flax
Title: Executive Assistant

                            CERTIFICATE OF AMENDMENT
                                     to the
                          CERTIFICATE OF INCORPORATION
                                       of
                              EB2B COMMERCE, INC.

To: The Department of the Treasury
            State of New Jersey

    Pursuant to the provisions of Section 14A:7-2(2) of the New Jersey Business Corporation Act, the undersigned corporation, for the purpose of amending its Certificate of Incorporation, hereby certifies as follows:

    1. The name of the 'Corporation' is eB2B Commerce, Inc.

    2. The following is a copy of a resolution duly adopted by the Board of Directors of the Corporation on January 3, 2002, pursuant to the authority conferred upon said Board of Directors by the Certificate of Incorporation:

        RESOLVED, that the following be added to Article FIFTH of the Certificate of Incorporation, as amended, at the end thereof:

        'All the shares of Common Stock, par value $.0001 per share, of the Corporation issued and outstanding as of the date of filing of this Certificate of Amendment of the Certificate of Incorporation are hereby subject to a reverse stock split, whereby every 15 shares of issued and outstanding shares of Common Stock (including the number of shares of Common Stock issuable upon exercise or conversion of all issued and outstanding Preferred Stock, options, warrants and convertible securities of every kind, including all options under the Corporation's 2000 Stock Option Plan) shall equal one share of Common Stock following the filing of this Certificate of Amendment. No script or fractional shares will be issued by reason of this amendment, but, in lieu thereof, one whole share will be issued to those shareholders who would otherwise be entitled to receive fractional shares.'

    3. The Certificate of Incorporation, as amended, of the Corporation is hereby amended so that the designation and number of shares of each class and series acted upon in the aforesaid resolution, and the relative rights, preferences and limitations of each such class and series, are as stated in the resolution.

    4. This Certificate of Amendment of the Certificate of Incorporation shall become effective as of January 10, 2002.

    IN TESTIMONY WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be executed by a duly authorized officer as of the 3rd day of January 2002.


                                     EB2B COMMERCE, INC.

                                     By: Richard S. Cohan
                                         ..............................
                                         Richard S. Cohan
                                         Chief Executive Officer and President

                                 CERTIFICATE OF
                                AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               EB2B COMMERCE, INC.


TO:     The Department of the Treasury
        State of New Jersey

               Pursuant to the provisions of Section 14: 7-2(2) of the New Jersey Business Corporation Act, the undersigned corporation, for the purpose of amending its Certificate of Incorporation, hereby certifies as follows:

               1.     The name of the "Corporation" is eB2B Commerce, Inc.

               2. The following is a copy of a resolution duly adopted by the Board of Directors of the Corporation on February 19, 2002, pursuant to the authority conferred upon said Board of Directors by the Certificate of
Incorporation:

               RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Section 9(b) of Exhibit C (the Certificate of Designations, Powers, Preferences and Rights of the Series C Convertible Preferred Stock of the Corporation) thereof in its entirety and substituting, in lieu thereof, the following:

               "(b) Incurrence of Debt. The Company will not create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness for borrowed money that is senior in right of payment to the Series C Preferred Stock or if such indebtedness would render the Company unable to pay its debts as they become due; provided, however, that the Company may (i) incur senior debt in an amount not to exceed two times the preceding 12 months' EBITDA and (ii) issue, during the period from December 10, 2001 to March 31, 2002, up to $7,300,000 of principal amount of senior subordinated notes (of which no more than $5,300,000 will be outstanding at any one time), on such terms as the Company and the purchasers thereof may negotiate."

               3. The amendment was adopted by the holders of shares of Series C convertible preferred stock, par value $.0001 per shares (the "Series C Preferred"), without a meeting, pursuant to the written consents of the Series C Preferred stockholders as permitted by Section 14A:5-6(2).

               4. The number of shares of Series C Preferred represented by such written consents is 5,300,000.

               IN TESTIMONY WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be executed by a duly authorized officer as of the 28th day of February, 2002.


                                       EB2B COMMERCE, INC.


                                       By:
                                          ------------------------------
                                          Richard S. Cohan
                                          Chief Executive Officer and President